                                   EXHIBIT 8

                                LATHAM & WATKINS
                                Attorneys at Law
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                            Telephone (213) 485-1234
                               Fax (213) 891-8763


                                 April 23, 1997



LTC Properties, Inc.
300 Esplanade Drive, Suite 1860
Oxnard, California 93030

Re:  LTC Properties, Inc.
     --------------------

Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by LTC Properties, Inc., a Maryland corporation (the "Company"), on April 24, 1997 with the Securities and Exchange Commission concerning the Universal Shelf Registration under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be treated as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

          This opinion is based on various statements of fact and assumptions, including the statements of fact set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

          As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such statements of fact, assumptions and representations, it is our opinion that:

          1. Commencing with the Company's taxable year ended December 31, 1992, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its proposed method of operation, as described in the statements of fact and representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

          2. The statements set forth in the Registration Statement under the caption "Federal Income Tax Considerations" to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the statements of fact set forth in the Registration Statement and the representations made by the Company through the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year have satisfied or will satisfy such requirements.

          This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                     Very truly yours,


                                     /s/ LATHAM & WATKINS